Exhibit 99.1

Ventas, Inc.       10350 Ormsby Park Place, Suite 300       Louisville, Kentucky 40223       (502) 357.9000       (502) 357.9001 Fax

Contacts:	Debra A. Cafaro
Chairman, President and CEO
or
Richard A. Schweinhart
Executive Vice President and CFO
(502) 357-9000

VENTAS AMENDS CEO EMPLOYMENT CONTRACT TO PROMOTE

LONG-TERM RETENTION AND REWARD PERFORMANCE

LOUISVILLE, KY (January 2, 2007) – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) announced today that the independent members of its Board of Directors have agreed to amend and restate the Company’s Employment Agreement dated March 5, 1999 (the “March 1999 Employment Agreement”) with its Chairman, President and CEO Debra A. Cafaro to encourage the long-term retention of Ms. Cafaro and reward her for the Company’s excellent performance under her leadership.

The Company said it and Ms. Cafaro have entered into a revised Employment Agreement (the “New Employment Agreement”) that provides Ms. Cafaro with certain new compensation arrangements and benefits. Ms. Cafaro has agreed to waive or eliminate certain payments and benefits contained in her March 1999 Employment Agreement. She has also agreed to add noncompetition, nonsolicitation and nondisparagement restrictions for the benefit of the Company to her contract.

“Debbie joined Ventas during very uncertain and difficult times in March of 1999. Under her leadership, the Company has consistently delivered exceptional shareholder value, grown annual Funds from Operations (FFO) at superior levels and made compelling progress on its strategic diversification plan. With 52 percent compound annual total shareholder return for the last seven years, Ventas has significantly outperformed the REIT index return of 21 percent during that period,” Ventas Board member and Compensation Committee Chair Sheli Z. Rosenberg said.

“We are pleased that Debbie has agreed to a Board of Directors request to modify her employment contract so that it would better reflect the current market and governance environment for executive compensation. Our goals with these changes are to retain Debbie as Ventas’s CEO and reward her for that performance, while also respecting the fiduciary obligations we have to our shareholders and recent changes in the executive compensation environment,” Rosenberg added.

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Ventas Amends CEO Employment Contract

January 2, 2007

In connection with the New Employment Agreement, Ms. Cafaro has been awarded 179,813 restricted shares of the Company’s common stock, vesting ratably over a five-year period, and she will receive for 2007 service base salary of $600,000, a cash bonus of $2.1 million and $5.4 million in long-term incentive compensation that will vest or be payable over time.

The New Employment Agreement removes the following provisions for Ms. Cafaro’s benefit that were contained in her March 1999 Employment Agreement: (1) the “single trigger” Change of Control provision that would have required the Company to incur certain obligations, and make certain payments to Ms. Cafaro, upon a Change of Control without any termination of her employment with the Company; (2) the requirement for the Company to pay Ms. Cafaro three times her annual long-term incentive award if her employment with the Company is terminated; (3) the requirement for Ms. Cafaro’s base salary to increase by at least five percent every year; and (4) Ms. Cafaro’s right to designate a nominee for election to the Company’s Board.

The New Employment Agreement continues to provide, consistent with the March 1999 Employment Agreement, that if Ms. Cafaro’s employment is terminated under certain circumstances she will receive: (a) a payment equal to three times her base salary and annual bonus; (b) vesting of her then unvested restricted shares, stock options and performance compensation; (c) forgiveness of an existing tax loan by the Company to Ms. Cafaro; and (d) certain other benefits, including a so-called “gross up” of taxes, if any, incurred under Section 4999 of the Internal Revenue Code. In the case of a Change of Control, the New Employment Agreement adds that Ms. Cafaro shall have the right to terminate her employment with the Company in the 30-day period following the first anniversary of a Change of Control and receive such payments and benefits.

Consistent with the Company’s past practices and in accordance with its existing executive compensation plan, Ms. Cafaro’s 2006 compensation is expected to be determined in January 2007 by the Ventas Board of Directors.

Ventas, Inc. is a leading healthcare real estate investment trust. Its diverse portfolio of properties located in 43 states includes independent and assisted living facilities, skilled nursing facilities, hospitals and medical office buildings. More information about Ventas can be found on its website at http://www.ventasreit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.’s (“Ventas” or the “Company”) and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.

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Ventas Amends CEO Employment Contract

January 2, 2007

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. Factors that may affect the Company’s plans or results include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers and other third parties to meet and/or perform the obligations under their various contractual arrangements with the Company; (b) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”), Brookdale Living Communities, Inc. (together with its subsidiaries, “Brookdale”) and Alterra Healthcare Corporation (together with its subsidiaries, “Alterra”) to meet and/or perform their obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities under the Company’s respective contractual arrangements with Kindred, Brookdale and Alterra; (c) the ability of the Company’s operators, tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities; (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s cost of borrowing; (h) the ability of the Company’s operators to deliver high quality care and to attract patients; (i) the results of litigation affecting the Company; (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (k) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company’s interest rate swap agreement; (m) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (n) final determination of the Company’s taxable net income for the year ending December 31, 2006; (o) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, including without limitation Kindred’s willingness to renew any or all of its bundles of leased properties expiring in 2008, and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants; (p) year-over-year changes in the Consumer Price Index and the effect of such changes on the rent escalator for Master Lease 2 with Kindred and the Company’s earnings; and (q) the impact on the liquidity, financial condition and results of operations of the Company’s operators, tenants and borrowers resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of the Company’s operators, tenants and borrowers to accurately estimate the magnitude of such liabilities. Many of such factors are beyond the control of the Company and its management.

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